As filed with the Securities and Exchange Commission on July 12, 2023
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________
Sleep Number Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1597886 (I.R.S. Employer Identification No.)
1001 Third Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55404 (Zip Code)
___________________________
Sleep Number Corporation Profit Sharing and 401(k) Plan
(Full title of the plan)
Samuel R. Hellfeld
Executive Vice President and Chief Legal and Risk Officer and Secretary
Sleep Number Corporation
1001 Third Avenue South
Minneapolis, Minnesota 55404
(Name and address of agent for service)

(763) 551-7000
(Telephone number, including area code, of agent for service)

Copies requested to:
Brett Hanson, Esq.
Fox Rothschild LLP
33 South Sixth Street, Suite 3600
Minneapolis, Minnesota 55402
(612) 607-7330
___________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Sleep Number Corporation (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 1,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to awards under the Sleep Number Corporation Profit Sharing and 401(k) Plan (the “Plan”), (ii) such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof and (iii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
    The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the Plan pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:
Sleep Number Corporation
1001 Third Avenue South
Minneapolis, Minnesota 55404
Attention: Investor Relations
Tel: (763) 551-7498

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed (not furnished) with the Commission:
(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 000-25121);
(b)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023 (File No. 000-25121);
(c)    The Company’s Current Reports on Form 8-K filed on January 27, 2023, March 16, 2023, and May 11, 2023 (File Nos. 000-25121); and
(d)    The description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description (File No. 000-25121).
In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Minnesota Business Corporation Act. Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) provides that a company shall, subject to certain limitations, indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person. As required, the Company will indemnify such person against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:
•Has not been indemnified by another organization;
•Acted in good faith;
•Received no improper personal benefit and Section 302A.255 of the MBCA, regarding director conflicts of interests, if applicable, has been satisfied;
•In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
•In case of acts or omissions occurring in such person’s performance in an official capacity, such person reasonably believed that the conduct was in the best interests of the company, or, in certain limited circumstances, reasonably believed that the conduct was not opposed to the best interests of the company.
The Company’s Bylaws.  Article VIII the Company’s Restated Bylaws (the “Bylaws”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding, as such term is defined in the Bylaws, because he or she is an indemnified person, as such term is defined in the Bylaws, shall be indemnified and held harmless by the Company to the fullest extent permitted under the MBCA. Such indemnification shall cover all expenses incurred by an indemnified person and all liabilities and losses incurred by such person in connection therewith. Notwithstanding the foregoing, subject to certain exceptions, the Company shall indemnify an indemnified person in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by the Company’s Board of Directors. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to the Bylaws shall be paid by the Company in advance of the final disposition of such proceeding; provided that, in connection with a proceeding initiated by such person, subject to certain exceptions, the Company shall pay said expenses in advance of final disposition only if such proceeding, or part thereof, was authorized by the Company’s Board of Directors.
Insurance.  The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
Item 7. Exemption from Registration Claimed.
    Not applicable.

Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1
Third Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to Sleep Number's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121))

3.2
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Sleep Number's Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121))

3.3
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Sleep Number's Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121))

3.4
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Sleep Number's Current Report on Form 8-K filed November 1, 2017 (File No. 0-25121))

3.5	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to Sleep Number's Current Report on Form 8-K filed May 22, 2017 (File No. 0-25121))
5.1	Opinion of Fox Rothschild LLP regarding the validity of the shares of Common Stock being registered (filed herewith)
23.1	Consent of Fox Rothschild LLP (included within the opinion filed as Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	Sleep Number Corporation Profit Sharing and 401(k) Plan (2022 Restatement) (filed herewith)
99.2	Sleep Number Corporation Profit Sharing and 401(k) Plan (2022 Restatement) (First Declaration of Amendment) effective May 30, 2022 (filed herewith)
99.3	Sleep Number Corporation Profit Sharing and 401(k) Plan (2022 Restatement) (Second Declaration of Amendment) effective January 1, 2022 (filed herewith)
99.4	Sleep Number Corporation Profit Sharing and 401(k) Plan (2022 Restatement) (Third Declaration of Amendment) effective as of December 31, 2022 (filed herewith)
107	Calculation of Filing Fee Table (filed herewith)

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 12, 2023.
SLEEP NUMBER CORPORATION

By:	/s/ Samuel R. Hellfeld
Samuel R. Hellfeld
Executive Vice President and Chief Legal
and Risk Officer and Secretary

POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shelly R. Ibach, Christopher D. Krusmark and Samuel R. Hellfeld, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shelly R. Ibach	Chair, President and Chief Executive Officer, Director (Principal Executive Officer)	July 12, 2023
Shelly R. Ibach

/s/ Christopher D. Krusmark	Interim Chief Financial Officer (Principal Financial Officer)	July 12, 2023
Christopher D. Krusmark

/s/ Joel J. Laing	Chief Accounting Officer (Principal Accounting Officer)	July 12, 2023
Joel J. Laing

/s/ Daniel I. Alegre	Director	July 11, 2023
Daniel I. Alegre

/s/ Phillip M. Eyler	Director	July 2, 2023
Phillip M. Eyler

/s/ Stephen L. Guilis, Jr.	Director	July 1, 2023
Stephen L. Gulis, Jr.

/s/ Michael J. Harrison	Director	July 2, 2023
Michael J. Harrison

/s/ Julie M. Howard	Director	July 4, 2023
Julie M. Howard

/s/ Debora L. Kilpatrick	Director	June 30, 2023
Debora L. Kilpatrick

/s/ Brenda J. Lauderback	Director	July 10, 2023
Brenda J. Lauderback

/s/ Barbara R. Matas	Director	July 11, 2023
Barbara R. Matas

/s/ Angel L. Mendez	Director	June 30, 2023
Angel L. Mendez